                                                                    Exhibit 3.2

                                     BYLAWS
                                       OF
                          NATIONAL HEALTH REALTY, INC.

                                TABLE OF CONTENTS

                                                                            PAGE NO.
                                                                            --------

 ARTICLE I
 MEETINGS OF STOCKHOLDERS.......................................................5
 1.1    PLACE...................................................................5
 1.2    ANNUAL MEETING..........................................................5
 1.3    MATTERS TO BE CONSIDERED AT ANNUAL MEETING..............................5
 1.4    SPECIAL MEETINGS........................................................9
 1.5    NOTICE.................................................................10
 1.6    SCOPE OF NOTICE........................................................10
 1.7    QUORUM.................................................................10
 1.8    VOTING.................................................................11
 1.9    PROXIES................................................................12
 1.10   CONDUCT OF MEETINGS....................................................12
 1.11   TABULATION OF VOTES....................................................12
 1.12   INFORMAL ACTION BY STOCKHOLDERS........................................13
 1.13   VOTING BY BALLOT.......................................................13

 ARTICLE II
 DIRECTORS.....................................................................14
 2.1    GENERAL POWERS.........................................................14
 2.2    OUTSIDE ACTIVITIES.....................................................14
 2.3    NUMBER, TENURE, QUALIFICATION AND CLASSIFICATION.......................15
 2.4    NOMINATION OF DIRECTORS................................................16
 2.5    ANNUAL AND REGULAR MEETINGS............................................19
 2.6    SPECIAL MEETINGS.......................................................19
 2.7    NOTICE.................................................................20
 2.8    QUORUM.................................................................20
 2.9    VOTING.................................................................20
 2.10   CHAIRMAN OF THE BOARD..................................................20
 2.11   CONDUCT OF MEETINGS....................................................21
 2.12   RESIGNATIONS...........................................................21
 2.13   REMOVAL OF DIRECTORS...................................................21
 2.14   INFORMAL ACTION BY DIRECTORS...........................................22
 2.15   COMPENSATION...........................................................22
 3.1    NUMBER, TENURE AND QUALIFICATION.......................................22
 3.2    DELEGATION OF POWER....................................................22
 3.3    QUORUM AND VOTING......................................................23
 3.4    CONDUCT OF MEETINGS....................................................23




 3.5    INFORMAL ACTION BY COMMITTEES..........................................23

 ARTICLE IV
 OFFICERS......................................................................23
 4.1    TITLES AND ELECTION....................................................23
 4.2    REMOVAL................................................................24
 4.3    OUTSIDE ACTIVITIES.....................................................24
 4.4    VACANCIES..............................................................25
 4.5    PRESIDENT..............................................................25
 4.6    CHIEF OPERATING OFFICER................................................26
 4.7    CHIEF FINANCIAL OFFICER................................................27
 4.8    VICE PRESIDENTS........................................................27
 4.9    SECRETARY..............................................................27
 4.10   TREASURER..............................................................28
 4.11   ASSISTANT SECRETARIES AND ASSISTANT TREASURERS.........................28
 4.12   OTHER OFFICERS.........................................................29
 4.13   SALARIES...............................................................29


 ARTICLE V
 SHARES OF STOCK...............................................................29
 5.1    NO CERTIFICATES FOR STOCK..............................................29
 5.2    ELECTION TO ISSUE CERTIFICATES.........................................29
 5.3    STOCK LEDGER...........................................................30
 5.4    RECORDING TRANSFERS OF STOCK...........................................31
 5.5    LOST CERTIFICATES......................................................31
 5.6    CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE.....................32

 ARTICLE VI
 DIVIDENDS AND DISTRIBUTIONS...................................................33
 6.1    DECLARATION............................................................33
 6.2    CONTINGENCIES..........................................................33



 ARTICLE VII
 INDEMNIFICATION...............................................................34
 7.1    INDEMNIFICATION TO THE EXTENT PERMITTED BY LAW.........................34
 7.2    INSURANCE..............................................................35
 7.3    NON-EXCLUSIVE RIGHT TO INDEMNITY; HEIRS AND
        PERSONAL REPRESENTATIVES...............................................35
 7.4    NO LIMITATION..........................................................35

 ARTICLE VIII
 NOTICES.......................................................................36
 8.1    NOTICES................................................................36
 8.2    SECRETARY TO GIVE NOTICE...............................................36
 8.3    WAIVER OF NOTICE.......................................................37

 ARTICLE IX
 MISCELLANEOUS.................................................................37
 9.1    BOOKS AND RECORDS......................................................37
 9.2    INSPECTION OF BYLAWS AND CORPORATE RECORDS.............................37
 9.3    CONTRACTS..............................................................38
 9.4    CHECKS, DRAFTS, ETC. ..................................................38
 9.5    LOANS..................................................................38
 9.6    FISCAL YEAR............................................................40
 9.7    ANNUAL REPORT..........................................................40
 9.8    INTERIM REPORTS........................................................40
 9.9    OTHER REPORTS..........................................................40
 9.10   BYLAWS SEVERABLE.......................................................40

 ARTICLE X
 AMENDMENT OF BYLAWS...........................................................41
 10.1   BY DIRECTORS...........................................................41
 10.2   BY STOCKHOLDERS........................................................41



                                    ARTICLE I
                            MEETINGS OF STOCKHOLDERS

         1.1 PLACE. All meetings of the holders of the issued and outstanding capital stock of the Corporation (the "Stockholders") shall be held at the principal office of the Corporation or such other place within the United States as shall be stated in the notice of the meeting.

         1.2 ANNUAL MEETING. An annual meeting of the Stockholders for the election of Directors and the transaction of such other business as properly may be brought before the meeting shall be held on the third Wednesday in April of each year or at such other date and time as may be fixed by the Board of Directors. If the date fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day. If no annual meeting is held on the date designated, a special meeting in lieu thereof may be held, and such special meeting shall have for purposes of these Bylaws, or otherwise, all the force and effect of an annual meeting. Any and all references hereinafter in these Bylaws to any annual meeting(s) shall be deemed to refer also to any special meeting(s), in lieu thereof. Failure to hold an annual meeting shall not invalidate the Corporation's existence or affect any otherwise valid act of the Corporation.

         1.3 MATTERS TO BE CONSIDERED AT ANNUAL MEETING.

               (A) At an annual meeting of Stockholders only such business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before the annual meeting (i) by, or at the direction of, a majority of the Board of Directors, or (ii) by any holder of record (both, as of the time notice of such proposal is given by the Stockholder as set forth below and as of the record date for the annual meeting in question) of any shares of the Corporation's capital stock entitled to vote at such annual meeting who complies with the procedure set forth in this Section 1.3. For a proposal to be properly brought before an annual meeting by a Stockholder, the Stockholder must have given timely notice thereof in writing, to the Secretary of the Corporation, and such Stockholder or his representative must be present in person at the annual meeting. For the first annual meeting following the initial public offering of common stock of the Corporation, a Stockholder's notice shall be timely if delivered to, or mailed and received at, the principal office of the Corporation not later than the close of business on the 20th calendar day (or if that day is not a business day for the Corporation, on the next business day) following the date on which notice of the date for the first annual meeting is mailed or otherwise transmitted to Stockholders. For all subsequent annual meetings, a Stockholder's notice shall be timely if delivered to, or mailed and received at, the principal offices of the Corporation (A) not less than 75 days nor more than 180 days prior to the anniversary date of the immediately preceding annual meeting of Stockholders or special meeting in lieu thereof (the "Anniversary Date") or (B) in the event that the annual meeting of Stockholders is called for a date more than 7 calendar days prior to the Anniversary Date, not later than the close of business on (1) the 20th calendar day (or if that day is not a business day for the Corporation, on the next succeeding business day) following the earlier of
(i) the date on which notice of the date of such meeting was mailed to Stockholders or (ii) the date on which the date of such meeting was publicly disclosed or, (2) if such date of notice or public disclosure occurs more than 75 calendar days prior to the scheduled date of such meeting, then the later of
(i) the 20th calendar day (or if that day is not a business day for the Corporation, on the next succeeding business day) following the date of the first to occur of such notice or public disclosure or, (ii) the 75th calendar day prior to the scheduled date of such meeting, (or if that day is not a business day for the Corporation, on the next succeeding business day).

               (B) A Stockholder's notice to the Secretary shall set forth as to each matter the Stockholder proposes to bring before the annual meeting, (i) a brief description of the proposal desired to be brought before the annual meeting, (ii) the name and address, as they appear on the Corporation's stock transfer books, of the Stockholder proposing such business and of the beneficial owners (if any) of the stock registered in such Stockholder's name and the name and address of other Stockholders known by such Stockholder to be supporting such proposal on the date of such Stockholder's notice, (iii) the class and number of shares of the Corporation's capital stock which are beneficially owned by the Stockholder and such beneficial owners (if any) on the date of such Stockholder's notice and by any other Stockholders known by such Stockholder to be supporting such proposal on the date of such Stockholder's notice and, (iv) any financial interest of the Stockholder or of any such beneficial owner in such proposal.

               (C) If the Board of Directors, or a designated committee thereof, determines that any Stockholder proposal was not timely made in accordance with the terms of this Section 1.3., such proposal shall not be presented for action at the annual meeting in question. If the Board of Directors, or a designated committee thereof, determines that the information provided in a Stockholder's notice does not satisfy the informational requirements of this Section in any material respect, the Secretary of the Corporation shall promptly notify such Stockholder of the deficiency in the notice. Such Stockholder shall have an opportunity to cure the deficiency by providing additional information to the Secretary within the period of time, not to exceed 5 days, from the date such deficiency notice is given to the Stockholder, as determined by the Board of Directors or such committee. If the deficiency is not cured within such period, or if the Board of Directors of such committee determines that the additional information provided by the Stockholder, together with the information previously provided, does not satisfy the requirements of this
Section 1.3. in any material respect, then such proposal shall not be presented for action at the annual meeting in question.

               (D) Notwithstanding the procedure set forth in the preceding paragraph, if neither the Board of Directors nor such committee makes a determination as to the validity of any Stockholder proposal as set forth above, the presiding Officer of the annual meeting shall determine and declare at the annual meeting whether the Stockholder proposal was made in accordance with the terms of this Section 1.3. If the presiding Officer determines that a Stockholder proposal was made in accordance with the terms of this Section l.3., the presiding Officer shall so declare at the annual meeting. If the presiding Officer determines that a Stockholder proposal was not made in accordance with the provisions of this Section 1.3., the presiding Officer shall so declare at the annual meeting and such proposal shall not be acted upon at the annual meeting.

               (E) This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of Officers, Directors and committees of the Board of Directors, but in connection with such reports, no new business shall be acted upon at such annual meeting except in accordance with the provisions of this Section 1.3.

     1.4 SPECIAL MEETINGS. The Chairman of the Board, the President, or a majority of the Board of Directors may call special meetings of the Stockholders. Special meetings of Stockholders shall also be called by the Secretary, but only upon the written request of the holders of shares entitled to cast a majority of all the votes entitled to be cast at the meetings. Such request shall state the purpose or purposes of such meetings, and the matters proposed to be acted on thereat. The date, time, place and record date for any special meeting, including a special meeting called at the request of Stockholders, shall be established by the Board of Directors or Officer calling the same.

         1.5 NOTICE. Not less than ten (10) nor more than ninety (90) days before the date of every meeting of Stockholders, written or printed notice of such meeting shall be given, in accordance with Article VIII, to each Stockholder entitled to vote or entitled to notice by statute, stating the time and place of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

         1.6 SCOPE OF NOTICE. No business shall be transacted at a special meeting of Stockholders except that specifically designated in the notice of the meeting. Any business of the Corporation may be transacted at the annual meeting without being specifically designated in the notice, except such business as is required by statute to be stated in such notice.

         1.7 QUORUM. At any meeting of Stockholders, the presence in person or by proxy of Stockholders entitled to cast a majority of the votes shall constitute a quorum; but this Section shall not affect any requirement under any statute or the Articles of Incorporation of the Corporation, as amended (the "Charter"), for the vote necessary for the adoption of any measure. If, however, a quorum is not present at any meeting of the Stockholders, the Stockholders present in person or by proxy shall have the power to adjourn the meeting from time-to-time without notice, other than by announcement at the meeting, until a quorum is present, and the meeting so adjourned may be reconvened without further notice provided, however, that any such meetings so reconvened shall occur within 120 days of the date stated in the original notice for such adjourned meeting. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally notified. The Stockholders present at a meeting which has been duly called and convened and at which a quorum is present at the time counted may continue to transact business until adjournment, notwithstanding the withdrawal of enough Stockholders to leave less than a quorum.

         1.8 VOTING. A majority of the votes cast at a meeting of Stockholders duly called and at which a quorum is present shall be sufficient to take or authorize action upon any matter which may properly come before the meeting, unless more than a majority of the votes cast is specifically required by statute, the Charter or these Bylaws. Unless otherwise provided by statute, the Charter or these Bylaws, each outstanding share (a "Share") of capital stock of the Corporation (the "Stock"), regardless of class, shall be entitled to one vote upon each matter submitted to a vote at a meeting of Stockholders. Pursuant to Section 3-702 of the Maryland General Corporation Law, any and all acquisitions of Shares of Stock are hereby exempted from the provisions of Title 3, Subtitle 7 of the Maryland General Corporation Law, which relates to voting rights of certain control shares. Shares of its own Stock directly or indirectly owned by the Corporation shall not be voted in any meeting and shall not be counted in determining the total number of outstanding Shares entitled to vote at any given time, but Shares of its own voting Stock held by it in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding Shares at any given time. Notwithstanding anything contained in these Bylaws, the rights of Excess Stock and the holders of Excess Stock shall be limited to rights provided in the Corporation's Articles of Incorporation, as amended from time-to-time.

         1.9 PROXIES. A Stockholder may vote the Shares owned of record by him or her, either in person or by proxy executed in writing, by the Stockholder or by his or her duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

         1.10 CONDUCT OF MEETINGS. The Chairman of the Board or, in the absence of the Chairman, the President, or, in the absence of the Chairman, President and Vice President, a presiding Officer elected at the meeting, shall preside over meetings of Stockholders. The Secretary of the Corporation, or, in the absence of the Secretary and Assistant Secretary, the person appointed by the presiding Officer of the meetings, shall act as secretary of such meetings.

         1.11 TABULATION OF VOTES. At any annual or special meeting of Stockholders the presiding Officer shall be authorized to appoint a teller for such meeting (the "Teller"). The Teller may, but need not, be an Officer or employee of the Corporation. The Teller shall be responsible for tabulating, or causing to be tabulated, Shares voted at the meeting and reviewing, or causing to be reviewed, all proxies. In tabulating votes, the Teller shall be entitled to rely in whole or in part on tabulations and analyses made by personnel of the Corporation, its counsel, its transfer agent, its registrar or such other organization(s) that are customarily employed to provide such services. The Teller may be authorized by the presiding Officer to determine on a preliminary basis the legality and sufficiency of all votes cast and proxies delivered under the Corporation's Charter, Bylaws and applicable law. The presiding Officer may review all preliminary determinations made by the Teller hereunder and, in doing so, the presiding Officer shall be entitled to exercise his or her sole judgment and discretion and he or she shall not be bound by any preliminary determinations made by the Teller. Each report of the Teller shall be in writing and signed by him or her.

         1.12 INFORMAL ACTION BY STOCKHOLDERS. An action required or permitted to be taken at a meeting of Stockholders may be taken without a meeting if a consent in writing, setting forth such action, is signed by all the Stockholders entitled to vote on the subject matter thereof and any other Stockholders entitled to notice of such meeting of Stockholders (but not to vote thereat) have waived in writing any rights which they may have to dissent from such action and such consents and waivers are filed with the minutes of proceedings of the Stockholders. Such consents and waivers may be signed by different Stockholders on separate Counterparts.

         1.13 VOTING BY BALLOT. Voting on any question or in any election may be viva voce unless the presiding Officer shall order or any Stockholder shall demand that voting be by ballot.

                                   ARTICLE II
                                   DIRECTORS

         2.1 GENERAL POWERS. The business and affairs of the Corporation shall be managed by its Board of Directors. All powers of the Corporation may be exercised by or under the authority of the Board of Directors, except as conferred on or reserved to the Stockholders by statute, the Charter or these Bylaws.
         2.2 OUTSIDE ACTIVITIES. The Board of Directors and its members are required to spend only such time managing the business and affairs of the Corporation as is necessary to carry out their duties in accordance with Section 2-405.1 of the Maryland General Corporation Law or any successor provision. The Board of Directors, each Director, and the agents, Officers and employees of the Corporation or of the Board of Directors or of any Director may engage with or for others in business activities of the types conducted by the Corporation. Except as set forth in the Charter or by separate agreement, none of such individuals has an obligation to notify or present to the Corporation or each other any investment opportunity that may come to such person's attention even though such investment might be within the scope of the Corporation's purposes or various investment objectives. Any interest (including any interest as defined in Section 2-419(a) of the Maryland General Corporation Law) that a Director has in any investment opportunity presented to the Corporation must be disclosed by such Director to the Board of Directors (and, if voting thereon, to the Stockholders or to any committee of the Board of Directors) within ten (10) days after the later of the date upon which such Director becomes aware of such interest or the date upon which such Director becomes aware that the Corporation is considering such investment opportunity. If such interest comes to the interested Director's attention after a vote to take such investment opportunity, the voting body shall be notified of such interest and shall reconsider such investment opportunity if not already consummated or implemented.

         2.3 NUMBER, TENURE, QUALIFICATION AND CLASSIFICATION. The number of Directors of the Corporation which shall constitute the whole Board shall not be less than the number of Directors required by Section 2-402 of the Maryland General Corporation Law, as the same may be amended from time to time. The exact number of Directors shall be fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors. The Directors shall be divided into three classes, as nearly equal in number as possible, with respect to the time for which they shall severally hold office. The initial Class A Directors, Class B Directors, and Class C Directors who are mentioned by name in the Charter shall serve their respective terms as set forth therein and in accordance with the terms and provisions thereof and, in each case, until their successors are elected and qualify.

         Any vacancy (each a "Vacancy") which results from the death, resignation or removal of a Director or as a result of an increase by the Board of Directors in the number of Directors may be filled by a vote of the entire remaining Board of Directors, and a Director so elected to fill any such Vacancy shall serve until the next annual meeting of Stockholders and until his successor shall be duly elected and qualified. At the next annual meeting of Stockholders, the Vacancy shall be filled for the balance of the term of the Director whose death, resignation or removal created the Vacancy and any vacancy created by an increase in the number of Directors shall be filled for the balance of the term of the Class of Directors increased as a result of the action of the Board of Directors in increasing the number of Directors. Thus, beginning in 1999, the term of office of one Class of

Directors shall expire in each year. Each Director elected shall hold office until his successor shall be elected and shall qualify.

         2.4 NOMINATION OF DIRECTORS.

                  (A) Nominations of candidates for election as Directors of the Corporation at an annual meeting of Stockholders may be made (i) by, or at the direction of, a majority of the Board of Directors or, (ii) by any holder of record (both as of the time notice of such nomination is given by the Stockholder as set forth below and as of the record date for the annual meeting in question) of any shares of the Corporation's capital stock entitled to vote at such meetings who complies with the procedures set forth in this Section 2.4. Any Stockholder who seeks to make such a nomination, or his or her representative, must be present in person at the annual meeting. Only persons nominated in accordance with the procedures set forth in this Section 2.4 shall be eligible for election as Directors at an annual meeting of Stockholders.

                  (B) Nominations, other than those made by, or at the direction of, the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation as set forth in this Section 2.4. For all annual meetings prior to the initial public offering of common stock of the Corporation, notice shall be timely if delivered to, or mailed and received at, the principal office of the Corporation not later than the close of business on the 20th calendar day (or if that day is not a business day for the Corporation, the next business day) following the date on which notice of such annual meeting is mailed or otherwise transmitted to Stockholders. For all annual meetings subsequent to the initial public offering of common stock of the Corporation, a Stockholder's notice shall be timely if delivered to, or mailed and received at, the principal executive offices of the Corporation (i) not less than 75 days nor more than 180 days prior to the Anniversary

Date or (ii) in the event that the annual meeting of Stockholders is called for a date more than 7 calendar days prior to the Anniversary date, not later than the close of business on (A) the 20th calendar day (or if that day is not a business day for the Corporation, on the next succeeding business day) following, the earlier of (1) the date on which notice of the date of such meeting was mailed to Stockholders or, (2) the date on which the date of such meeting was publicly disclosed or, (B) if such date of notice or public disclosure occurs more than 75 calendar days prior to the scheduled date of such meeting, then the later of (1) the 20th calendar day (or if that day is not a business day for the Corporation, on the next succeeding business day) following the date of the first to occur of such notice or public disclosure or, (2) the 75th calendar day prior to the scheduled date of such meeting (or if that day is not a business day for the Corporation, on the next succeeding business day).

                  (C) A Stockholder's notice of nomination shall set forth as to each person the Stockholder proposes to nominate for election as a Director (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person for the past five years, (iii) the class and number of shares of the Corporation's capital stock which are beneficially owned by such person on the date of such notice, (iv) such nominee's written consent to be named in the proxy statement as a nominee and to serve as a Director if elected, and (v) any other information relating to such person that is required to be disclosed in solicitations of proxies with respect to nominees for election as may be deemed necessary or desirable by the Corporation's counsel, in the exercise of his or her discretion. Notice by a Stockholder shall, in addition to the above-referenced information, set forth as to the Stockholder giving the notice (A) the name and address, as they appear on the Corporation's stock transfer books, of such Stockholder and of the beneficial owners (if any) of the stock registered in such Stockholder's name;
(B) the name and
address of other Stockholders known by such Stockholder to be supporting such nominees on the date of such Stockholder's notice; (C) the class and number of shares of the Corporation's capital stock which are beneficially owned by such Stockholder and such beneficial owners (if any) on the date of such Stockholder's notice; and (D) the class and number of shares of the Corporation's capital stock which are beneficially owned by any other Stockholders known by such Stockholder to be supporting such nominees on the date of such Stockholder's notice. At the request of the Board of Directors, any person nominated by or at the direction of the Board of Directors for election as a Director at any annual meetings shall furnish to the Secretary of the Corporation that information which would be required to be set forth in a Stockholder's notice of nomination of such nominee.

                  (D) No person shall be elected by the Stockholders as a Director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2.4. If the Board of Directors, or a designated committee thereof, determines that a nomination made by any Stockholder was not timely made in accordance with the terms of this section, such nomination shall not be considered at the annual meeting in question. If the Board of Directors, or a designated committee thereof, determines that the information provided in a Stockholder's notice does not satisfy the informational requirements of this
Section 2.4 in any material respect, the Secretary of the Corporation shall promptly notify such Stockholder of the deficiency in the notice. Such Stockholder shall have an opportunity to cure the deficiency by providing additional information to the Secretary within the period of time, not to exceed 5 days from the date such deficiency notice is given to such Stockholder, determined by the Board of Directors or such committee. If the deficiency is not cured within such period, or if the Board of Directors or such committee determines that the additional information provided by such Stockholder, together with the information previously provided, does not satisfy the requirements of this Section 2.4 in any material respect, such nomination shall not be considered at the annual meeting in question.

                  (E) Notwithstanding the procedures set forth in the preceding paragraph, if neither the Board of Directors nor a designated committee thereof makes a determination as to the validity of any nomination by any Stockholder as set forth above, the presiding Officer of the Stockholders' meeting shall determine and declare at the Stockholders' meeting whether a nomination as made in accordance with the terms of this Section 2.4. If the presiding Officer determines that a nomination was not made in accordance with the terms of this
Section 2.4, such nomination shall be disregarded, and the Board of Directors shall make all Director nominations on behalf of the Corporation.

         2.5 ANNUAL AND REGULAR MEETINGS. An annual meeting of the Board of Directors may be held immediately after and at the same place as the annual meeting of Stockholders, or at such other time and place, either within or without the State of Maryland, as is selected by resolution of the Board of Directors, and no notice other than this Bylaw of such resolution shall be necessary. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Maryland, for the holding of regular meetings of the Board of Directors without other notice than such resolution.

         2.6 SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the President or a majority of the Directors then in office. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Maryland, as the place for holding any special meetings of the Board of Directors called by them.

             2.7 NOTICE. Notice of any special meeting, to be provided herein shall be in accordance with Article VIII, by written notice delivered personally, telegraphed or telecopied to each director at his or her business or residence at least twenty-four (24) hours, or by mail at least five (5) days prior to the meeting. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Directors need be specified in the notice, unless specially required by statute, the Charter or these Bylaws.

             2.8 QUORUM. A majority of the Board of Directors then in office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. If less than a majority of the Board of Directors is present at said meeting, a majority of the Directors present may adjourn the meeting from time-to-time without further notice.

             2.9 VOTING. The act of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the concurrence of a greater proportion is required for such action by applicable statute, the Charter or these Bylaws; provided, however, that (1) no act relating to any matter in which a Director (or affiliate of such Director) has any interest shall be the act of the Board of Directors unless such act has been approved by a majority of the Board of Directors that includes a majority of the disinterested Directors.

             2.10 CHAIRMAN OF THE BOARD. The Board of Directors may appoint a Chairman of the Board. The Chairman of the Board shall not be an officer of the Corporation, but may sign and execute all authorized bonds, contracts or other obligations in the name of the Corporation, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other Officer or agent of the Corporation or shall be required by law to be otherwise signed or executed.

         2.11 CONDUCT OF MEETINGS. All meetings of the Board of Directors shall be called to order and presided over by the Chairman of the Board or, in the absence of the Chairman of the Board, by the President (if a member of the Board of Directors) or, in the absence of the Chairman of the Board and the President, by a member of the Board of Directors selected by the members present. The Secretary of the Corporation, or in the absence of the Secretary, any Assistant Secretary, shall act as secretary at all meetings of the Board of Directors, and in the absence of the Secretary and Assistant Secretary, the presiding Officer of the meeting shall designate any person to act as secretary of the meeting. Members of the Board of Directors may participate in meetings of the Board of Directors by conference telephone or similar communications equipment by means of which all Directors participating in the meetings can hear each other at the same time, and participation in a meeting in accordance herewith shall constitute presence in person at such meetings, for all purposes of these Bylaws.

         2.12 RESIGNATIONS. Any Directors may resign from the Board of Directors or any committee thereof at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of the receipt of notice of such resignation by the President or the Secretary.

         2.13 REMOVAL OF DIRECTORS. Subject to the rights of holders of one or more classes or series of Preferred Stock to elect one or more Directors, any Director, or the entire Board of Directors, may be removed from office at any time, but only for cause and then only by the affirmative vote of the holders of a majority of the votes entitled to be cast in the election of Directors. For the purpose of this paragraph, "cause" shall mean with respect to any particular

Director a final judgment of a court of competent jurisdiction holding that such Director caused demonstrable, material harm to the Corporation through bad faith or active and deliberate dishonesty.

         2.14 INFORMAL ACTION BY DIRECTORS. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if a consent in writing to such action is signed by all of the Directors and such written consent is filed with the minutes of the Board of Directors. Consents may be signed by different Directors on separate counterparts.

         2.15 COMPENSATION. An annual fee for services and payment for expenses of attendance at each meeting of the Board of Directors, or of any committee thereof, may be allowed to any Director by resolution of the Board of Directors.

                                   ARTICLE III
                                   COMMITTEES

         3.1 NUMBER, TENURE AND OUALIFICATION. The Board of Directors may appoint from among its members an Executive Committee and other committees, composed of two or more Directors, to serve at the pleasure of the Board of Directors.

         3.2 DELEGATION OF POWER. The Board of Directors may delegate to these committees in the intervals between meetings of the Board of Directors any of the powers of the Board of Directors to manage the business and affairs of the Corporation, except those powers which the Board of Directors is specifically prohibited from delegating pursuant to Section 2-411(a)(2) of the Maryland General Corporation Law.

         3.3 QUORUM AND VOTING. A majority of the members of any committee shall constitute a quorum for the transaction of business by such committee, and the act of a majority of the quorum shall constitute the act of the committee.

         3.4 CONDUCT OF MEETINGS. Each committee shall designate a presiding Officer of such committee, and if such Officer is not present at a particular meeting, the committee shall select a presiding Officer for such meeting. Members of any committee may participate in meetings of such committee by conference telephone or similar communications equipment by means of which all Directors participating in the meetings can hear each other at the same time and participation in a meetings in accordance herewith shall constitute presence in person at such meetings for all purposes of these Bylaws. Each committee shall keep minutes of its meetings, and report the results of any proceedings at the next succeeding annual or regular meetings of the Board of Directors.

         3.5 INFORMAL ACTION BY COMMITTEES. Any action required or permitted to be taken at any meeting of a committee of the Board of Directors may be taken without a meeting, if a written consent to such action is signed by all members of the committee and such written consent is filed with the minutes of proceedings of such committee. Consents may be signed bv different members on separate counterparts.

                                   ARTICLE IV
                                    OFFICERS

         4.1 TITLES AND ELECTION. The Corporation shall have a President, Secretary and Treasurer to comply with MGCL ss.2-412(a), and such other Officers as the Board of Directors, or any committee or Officer appointed by the Board of Directors for such purpose, may from time-to-time elect. The Officers of the Corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of Stockholders. If the election of Officers shall not be held at such meeting such election shall be held as soon thereafter as may be convenient. Each Officer shall hold office until his successor is duly elected and qualified or until his death, resignation or removal in the manner hereinafter provided. Any two or more offices, except President and Vice President, may be held by the same person. Election or appointment of an Officer or agent shall not of itself create contract rights between the Corporation and such Officer or agent.

         4.2 REMOVAL. Any Officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person removed. The fact that a person is elected to an office, whether or not for a specified term, shall not by itself constitute any undertaking or evidence of anv employment obligation of the Corporation to that person.

         4.3 OUTSIDE ACTIVITIES. Unless otherwise provided in any agreement relating to the enployment of any officer or agent, the Officers and Agents of the Corporation are required to spend only such time managing the business and affairs of the Corporation as is necessary to carry out their duties in accordance with the law and these Bylaws. The Officers and agents of the Corporation may engage with or for others in business activities of the types conducted by the Corporation. Except as set forth in the Charter or by separate agreement, none of such individuals has an obligation to notify or present to the Corporation or each other any investment opportunity that may come to such person's attention even though such investment might be within the scope of the Corporation's purposes or various investment objectives. Any interest (including any interest within the meaning of Section 2-419(a) of the Maryland General Corporation Law as if the Officer or agent were a Director of the Corporation) that an Officer or an Agent has in any investment opportunity presented to the Corporation must be disclosed by such Officer or Agent to the Board of Directors (and, if voting thereon, to the Stockholders or to any committee of the Board of Directors) within ten (10) days after the later of the date upon which such Officer or Agent becomes aware of such interest or the date upon which such Officer or Agent becomes aware that the Corporation is considering such investment opportunity. If such interest comes to the attention of the interested Officer or Agent after a vote to take such investment opportunity, the voting body shall be notified of such interest and shall reconsider such investment opportunity if not already consummated or implemented.

         4.4 VACANCIES. A vacancy in any office may be filled by the Board of Directors for the unexpired portion of the term.

         4.5 PRESIDENT. Unless the Board of Directors shall otherwise determine, the President shall be the Chief Executive Officer and general manager of the Corporation and shall, in general, supervise and control all of the business and affairs of the Corporation. In the absence of the Chairman of the Board, the President shall preside at all meetings of the Stockholders and of the Board of Directors (if a member of the Board of Directors). The President may sign any deed, mortgage, bond, contract or other instruments on behalf of the Corporation except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other Officer or agent of the Corporation or shall be required by law to be otherwise signed or executed. In general, the President shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time-to-time.

         4.6 CHIEF OPERATING OFFICER. The Board of Directors may appoint a Chief Operating Officer. In the absence of the President or in the event of a vacancy in such office, the Chief Operating Officer shall perform the duties of the President and when so acting shall have all the powers of and be subject to all the restrictions upon the President. The Chief Operating Officer may sign any deed, mortgage, bond, contract or other instruments on behalf of the Corporation except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other Officer or agent of the Corporation or shall be required by law to be otherwise signed or executed. In general, the Chief Operating Officer shall perform all duties incident to the office of Chief Operating Officer and such other duties as may be prescribed by the Board of Directors from time-to-time.

        4.7 CHIEF FINANCIAL OFFICER. The Board of Directors may appoint a Chief Financial Officer. In general, the Chief Financial Officer shall perform all duties incident to the office of Chief Financial Officer and such other duties as may be prescribed by the Board of Directors from time-to-time.

        4.8 VICE PRESIDENTS. The Board of Directors may appoint one or more Vice President(s). In the absence of both the President and the Chief Operating Officer or in the event of a vacancy in both such offices, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election or, in the absence of any designation, then in the order of their election) shall perform the duties of the President and when so acting shall have all the powers of and be subject to all the restrictions upon the President.

Every Vice President shall perform such other duties as from time-to-time may be assigned to him or her by the President or the Board of Directors.

        4.9 SECRETARY. The Secretary shall (i) keep the minutes of the proceedings of the Stockholders and Board of Directors in one or more books provided for that purpose; (ii) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (iii) be custodian of the corporate records of the Corporation; (iv) unless a transfer agent is appointed, keep a register of the post office address of each Stockholder that shall be furnished to the Secretary by such Stockholder and have general charge of the Stock Ledger of the Corporation; (v) when authorized by the Board of Directors or the President, attest to or witness all documents requiring the same; (vi) perform all duties as from time-to-time may be assigned to him or her by the President or by the Board of Directors; and (vii) perform all the duties generally incident to the office of secretary of a corporation.

        4.10 TREASURER. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at the regular meetings of the Board of Directors or whenever they may require it, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation. The Board of Directors may engage a custodian to perform some or all of the duties of the Treasurer, and if a custodian is so engaged then the Treasurer shall be relieved of the responsibilities set forth herein to the extent delegated to such custodian and, unless the Board of Directors otherwise determines, shall have general supervision over the activities of such custodian. The custodian shall not be an Officer of the Corporation.

         4.11 ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The Board of Directors may appoint one or more Assistant Secretaries or Assistant Treasurers. The Assistant Secretaries (i) when authorized by the Board of Directors or the President, shall have the power to attest to or witness all documents requiring the same and, (ii) shall perform such duties as shall be assigned to them by the Secretary or by the President or the Board of Directors. The Assistant Treasurers shall perform such duties as shall be assigned to them by the Treasurer or by the President or the Board of Directors.

         4.12 OTHER OFFICERS. The Corporation shall have such other Officers as the Board of Directors may from time-to-time elect. Each such Officer shall hold office for such period and perform such duties as the Board of Directors, the President or any designated committee or Officer may prescribe.

         4.13 SALARIES. The salaries, if any, of the Officers shall be fixed from time-to-time by the Board of Directors. No Officer shall be prevented from receiving such salary, if any, by reason of the fact that he or she is also a Director of the Corporation.

                                    ARTICLE V
                                 SHARES OF STOCK

         5.1 NO CERTIFICATES FOR STOCK. Unless the Board of Directors authorizes the issuance of certificates pursuant to Section 5.2, none of the Stock shall be represented by certificates.

         5.2 ELECTION TO ISSUE CERTIFICATES. The Board of Directors may authorize the issuance of certificates representing some or all of the Shares of any or all of the classes or series of Stock. If the Board of Directors so authorizes certificates, such certificates shall be of such form, not inconsistent with the Charter, as shall be approved by the Board of Directors. All certificates, if issued, shall be signed by the Chairman of the Board, the President or a Vice President and countersigned by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary. Any signature or counter-signature may be either a manual or facsimile signature. All certificates, if issued, for each class of stock shall be consecutively numbered.

         5.3 STOCK LEDGER. The Corporation shall maintain at its principal office, at the office of its counsel, accountants or transfer agent or at such other place designated bv the Board of Directors an original or duplicate Stock Ledger containing the names and addresses of all the Stockholders and the number of shares of each class held by each Stockholder. The Stock Ledger shall be maintained pursuant to a system that the Corporation shall adopt allowing for the issuance, recordation and transfer of its Stock by electronic or other means that can be readily converted into written form for visual inspection and not involving any issuance of certificates. Such system shall include provisions for notice of acquisition of Stock (whether upon issuance or transfer of stock) in accordance with Sections 2-210 and 2-211 of the Maryland General Corporation Law, and Section 8-408 of the Commercial Law Article of the State of Maryland. The Corporation shall be entitled to treat the holder of record of any Share or Shares as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Maryland. Until a transfer is duly effected on the Stock Ledger, the Corporation shall not be affected by any notice of such transfer, either actual or constructive. Nothing herein shall impose upon the Corporation, the Board of Directors or Officers or their agents and representatives a duty or limit to their rights to inquire as to the actual ownership of Shares.

         5.4 RECORDING TRANSFERS OF STOCK. If transferred in accordance with any restrictions on transfer contained in the Charter, these Bylaws or otherwise, Shares shall be recorded as transferred in the Stock Ledger upon provision to the Corporation or the transfer agent of the Corporation of an executed stock power duly guaranteed and any other document(s) reasonably requested by the Corporation and the surrender of the certificate or certificates, if any, representing such Shares. Upon receipt of such document(s), the Corporation shall issue the statements required by Sections 2-210 and 2-211 of the Maryland General Corporation Law and Sections 8-408 of the Commercial Law Article of the State of Maryland, issue as needed a new certificate or certificates (if the transferred Shares were certificated) to the persons entitled thereto, cancel any old certificates and record the transaction upon its books.

         5.5 LOST CERTIFICATES. The Board of Directors may direct a new certificate to be issued in the place of any certificate theretofore issued by the Corporation alleged to have been stolen, lost or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of Stock to be stolen, lost or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such stolen, lost or destroyed certificate or his legal representative to advertise the same in such manner as it shall require and/or to give bond, with sufficient surety to the Corporation to indemnify it against any loss or claim which may arise by reason of the issuance of a new certificate.

         5.6 CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE.

                  (A) The Board of Directors may fix in advance, a date as the record date for the purpose of determining Stockholders entitled to notice of, or to vote at, any meeting of Stockholders, or Stockholders entitled to receive payment of any dividend or the allotment of any rights, or in order to make a determination of Stockholders for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than sixty (60) days, and in case of a meeting of Stockholders not less than ten (10) days, prior to the date on which the meeting or particular action requiring such determination of Stockholders is to be held or taken.

                  (B) If, in lieu of fixing a record date, the stock transfer books are closed by the Board of Directors in accordance with Section 2-511 of the Maryland General Corporation Law for the purpose of determining Stockholders entitled to notice of, or to vote at, a meeting of Stockholders, such books shall be closed for at least ten (10), but not more than twenty (20) days immediately preceding such meeting.

                  (C) If no record date is fixed and the stock transfer books are not closed for the determination of Stockholders, (a) the record date for the determination of Stockholders entitled to notice of, or to vote at, a meeting of Stockholders shall be at the close of business on the day on which the notice of meeting is mailed or the 30th day before the meeting, whichever is the closer date to the meeting; and (b) the record date for the determination of Stockholders entitled to receive payment of a dividend or an allotment of any rights shall be at the close of business on the day on which the resolution of the Board of Directors declaring the dividend or allotment of rights is adopted.

                    (D) When a determination of Stockholders entitled to vote at any meeting of Stockholders has been made as provided in this Section, such determination shall apply to any adjournment thereof, except where the determination has been made through the closing of the stock transfer books and the stated period of closing has expired.

                                   ARTICLE VI
                           DIVIDENDS AND DISTRIBUTIONS

           6.1 DECLARATION. Dividends and other distributions upon the Stock may be declared by the Board of Directors as set forth in the applicable provisions of the Charter and any applicable law, at any meeting, limited only to the extent of Section 2-311 of the Maryland General Corporation Law. Dividends and other distributions upon the Stock may be paid in cash, property or Stock of the Corporation, subject to the provisions of law and of the Charter.
           6.2 CONTINGENCIES. Before payment of any dividends or other distributions upon the Stock, there may be set aside (but there is no duty to set aside), out of any funds of the Corporation available for dividends or other distributions, such sum or sums as the Board of Directors may from time-to-time, in its absolute discretion, think proper as a reserve fund to meet contingencies, for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors shall determine to be in the best interests of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

                                   ARTICLE VII
                                 INDEMNIFICATION

           7.1 INDEMNIFICATION TO THE EXTENT PERMITTED BY LAW. To the maximum extent permitted by Maryland law in effect from time-to-time, the Corporation, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall indemnify and shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former director or officer of the Corporation and who is made a party to the proceeding by reason of his or her service in that capacity and, (b) any individual who, while a director or officer of the Corporation and at the request of the Corporation, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity. The Corporation may, with the approval of its Board of Directors, provide such indemnification and advance for expenses to a person who served a predecessor of the Corporation in any of the capacities described in (a) or (b) above and to any employee or agent of the Corporation or a predecessor of the Corporation. Any person who may be entitled to indemnification pursuant to this Section 7.1 shall be referred to in these Bylaws as an "Indemnified Person".

         Neither the amendment nor repeal of this Section 7.1, nor the adoption or amendment of any other provision of the Bylaws or charter of the Corporation inconsistent with this Section 7.1. shall apply to or affect in any respect the applicability of the preceding paragraph with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

         7.2 INSURANCE. The Corporation shall have the power to purchase and maintain insurance on behalf of any Indemnified Person against any liability, whether or not the Corporation would have the power to indemnify him or her against such liability.

         7.3 NON-EXCLUSIVE RIGHT TO INDEMNITY; HEIRS AND PERSONAL REPRESENTATIVES. The rights to indemnification set forth in this Article VII are in addition to all rights to which any Indemnified Person may be entitled as a matter of law, pursuant to a resolution of the Stockholders or disinterested Directors as agreed or otherwise, and shall inure to the benefit of the heirs and personal representatives of each Indemnified Person.

         7.4 NO LIMITATION. In addition to any indemnification permitted by these Bylaws, the Board of Directors shall, in its sole discretion, have the power to grant such indemnification as it deems in the interest of the Corporation to the full extent permitted by law. This Article shall not limit the Corporation's power to indemnify against liabilities other than those arising from a person's serving the Corporation as a Director or Officer.

                                  ARTICLE VIII
                                     NOTICES

         8.1 NOTICES. Whenever notice is required to be given pursuant to these Bylaws, it shall be construed to mean either written notice personally served against written receipt or notice in writing transmitted by mail, by depositing the same in a post office or letter box, in a post-paid sealed wrapper, addressed, if to the Corporation, at c/o National Registered Agents, Inc. of MD, 32 South Street, Baltimore, Maryland 21202 (or any subsequent address selected by the Board of Directors), attention President, or if to a Stockholder, Director or Officer, at the address of such person as it appears on the books of the Corporation or in default of any other address at the general post office situated in the city or county of his or her residence. Unless otherwise specified, notice sent by mail shall be deemed to be given at the time mailed.

         8.2 SECRETARY TO GIVE NOTICE. All notices required by law or these Bylaws to be given by the Corporation shall be given by the Secretary or any other Officer of the Corporation designated by the President. If the Secretary and Assistant Secretary are absent or refuse or neglect to act, the notice may be given by any person directed to do so by the President, or with respect to any meeting called pursuant to these Bylaws upon the request of any Stockholders or Directors, or by any person directed to do so by the Stockholders or Directors upon whose request the meeting is called.

         8.3 WAIVER OF NOTICE. Whenever any notice is required to be given pursuant to the Charter or these Bylaws or pursuant to applicable law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by statute. The attendance of any person or such person's proxy at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting, for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                                   ARTICLE IX
                                  MISCELLANEOUS

         9.1 BOOKS AND RECORDS. The Corporation shall keep correct and complete books and records of its account and transactions and minutes of the proceedings of its Stockholders and Board of Directors and of its executive or other committees when exercising any of the powers or authority of the Board of Directors. The books and records of the Corporation may be in written form or in any other form that may be converted within a reasonable time into written form for visual inspection. Minutes shall be recorded in written form, but may be maintained in the form of a reproduction.

         9.2 INSPECTION OF BYLAWS AND CORPORATE RECORDS. These Bylaws, the accounting books and records of the Corporation, the minutes of proceedings of the Stockholders, the Board of Directors and committees thereof, annual statements of affairs and voting trust agreements on record shall be open to inspection upon written demand delivered to the Corporation by any Stockholder or holder of a voting trust certificate at any reasonable time during usual business hours, for a purpose reasonably related to such holders' interests as a Stockholder or as the holder of such voting trust certificate, in each case to the extent permitted by the Maryland General Corporation Law.

        9.3 CONTRACTS. The Board of Directors may authorize any Officer(s) or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

        9.4 CHECKS, DRAFTS, ETC. All checks, drafts, or other orders for payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such Officers or agents of the Corporation and in such manner as shall from time-to-time be determined by resolution of the Board of Directors.

        9.5 LOANS.

                  (A) Such Officers or agents of the Corporation as from time-to-time have been designated by the Board of Directors shall have authority
(i) to effect loans, advances or other forms of credit at any time or times for the Corporation, from such banks, trust companies, institutions, corporations, firms or persons, in such amounts and subject to such terms and conditions, as the Board of Directors from time-to-time has designated; (ii) as security for the repayment of any loans, advance or other forms of credit so authorized, to assign, transfer, endorse and deliver, either originally or in addition or substitution, any or all personal property, real property, stocks, bonds, deposits, accounts, documents, bills, accounts receivable and other commercial paper and evidence of debt or other securities, or any rights or interests at any time held by the Corporation; (iii) in connection with any loans, advances or other forms of credit so authorized, to make, execute and deliver one or more notes, mortgages, deeds of trust, financing statements, security agreements, acceptances or written obligations of the Corporation, on such terms and with such provisions as to the security or sale or disposition of them as those Officers or agents deem proper; and (iv) to sell to, or discount or rediscount with, the banks, trust companies, institutions, corporations, firms or persons making those loans, advances or other forms of credit any and all commercial paper, bills, accounts receivable, acceptances and other instruments and evidences of debt at any time held by the Corporation, and, to that end, to endorse, transfer and deliver the same.

                  (B) From time-to-time the Corporation shall certify to each bank, trust company, institution, corporation, firm or person so designated the signatures of the Officers or agents so authorized. Each bank, trust company, institution, corporation, firm or person so designated is authorized to rely upon such certification until it has received written notice that the Board of Directors has revoked the authority of those Officers or agents.

         9.6 FISCAL YEAR. The Board of Directors shall have the power, from time-to-time, to fix the fiscal year of the Corporation by a duly adopted resolution, and, in the absence of such resolution, the fiscal year shall be the period ending December 31.

         9.7 ANNUAL REPORT. Not later than 120 days after the close of each fiscal year, the Board of Directors of the Corporation shall cause to be sent to the Stockholders an Annual Report in such form as may be deemed appropriate by the Board of Directors. The Annual Report shall include audited financial statements and shall be accompanied by the report thereon of an independent certified public accountant.

         9.8 INTERIM REPORTS. The Corporation may send interim reports to the Stockholders having such form and content as the Board of Directors deems proper.

         9.9 OTHER REPORTS. Any distributions to Stockholders of income or capital assets shall be accompanied by a written statement disclosing the source of the funds distributed unless at the time of distribution they are accompanied by a written explanation of the relevant circumstances. The statement as to such source shall be sent to Stockholders not later than sixty(60) days after the close of the fiscal year in which the distributions were made.

         9.10 BYLAWS SEVERABLE. The provisions of these Bylaws are severable, and if any provision shall be held invalid or unenforceable, that invalidity or unenforceability shall attach only to that provision and shall not in any manner affect or render invalid or unenforceable any other provision of these Bylaws, and these Bylaws shall be carried out as if the invalid or unenforceable provision were not contained herein.

                                    ARTICLE X
                               AMENDMENT OF BYLAWS

         10.1 BY DIRECTORS. The Board of Directors shall have the power, at any annual or regular meeting, or at any special meeting if notice thereof is included in the notice of such special meeting, to alter or repeal any Bylaws of the Corporation and to make new Bylaws; provided, that no alteration or repeal of Section 7.1 may affect the rights of any Indemnified Person to indemnification arising, and in connection with conduct, prior to such amendment; and provided, further, that the Board of Directors shall not alter or repeal this Section 10.1 or Section 10.2.

         10.2 BY STOCKHOLDERS. The Stockholders, by affirmative vote of a majority of the shares of common stock of the Corporation, shall have the power, at any annual meeting (subject to the requirements of Section 1.3), or at any special meeting, if notice thereof is included in the notice of such special meeting to alter or repeal any Bylaws of the Corporation and to make new Bylaws; provided, that no alteration or repeal of Section 7.1 may affect the rights of any Indemnified Person to indemnification arising, and in connection with conduct, prior to such amendment; and, provided, further, that the Stockholders shall not alter or repeal Section 10.1 or this Section 10.2.